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                                                                   Exhibit 10.16



                    AGREEMENT OF SEVERANCE AND MUTUAL RELEASE

         This Agreement of Severance and Mutual Release ("Agreement") is made effective as of the 1st day of January, 1999 between Annette Hoover ("Hoover") and Lexford Residential Trust, a Maryland real estate investment trust (together with its predecessor by merger, Lexford, Inc., formerly known as Cardinal Realty Services, Inc., "Lexford Trust").

                                   WITNESSETH:

         WHEREAS, Hoover and Lexford each desire to amicably agree to the terms of Hoover's resignation from all positions including, without limitation, as an employee or officer with Lexford Trust or any of its subsidiaries, affiliates or partnerships (collectively with Lexford Trust, "Lexford").

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and other good and valuable consideration exchanged by the parties hereto, the sufficiency of which to support each and every covenant herein is expressly acknowledged by the parties hereto, the parties agree as follows:

1.       Resignation.

         Hoover, simultaneous with, and by means of the execution and delivery hereof, hereby tenders her resignation, effective January 1, 1999, as Senior Vice President of Property Operations of Lexford Trust and as an employee of Lexford Properties, Inc. ("LPI") in which status she has heretofore served pursuant to that certain Employment Agreement between Hoover and LPI dated August 1, 1996 (the "Employment Agreement"), which resignation Lexford and LPI have accepted. To the extent not covered by the aforementioned resignation, this Agreement shall serve as Hoover's resignation from all positions with Lexford. Accordingly, the term of the Employment Agreement is hereby deemed terminated and the terms and provisions thereof, solely except those contained in Paragraph 8 which will remain in full force and effect, are of no further force and effect.

2.       Final Compensation.

         Lexford will pay to Hoover, as severance compensation and in full consideration of Hoover's release and covenants contained herein:

(a) the aggregate sum of One Hundred Eighty-seven Thousand Five Hundred Dollars ($187,500), payable in full seven (7) days following the execution and delivery hereof. Hoover acknowledges that such payment to be made to her in accordance with this Paragraph 2 will be made net of applicable employee payroll withholding and other employment taxes. Hoover acknowledges and agrees that the payment to be made to her


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                  pursuant to this Paragraph 2 will be made in full satisfaction of any and all obligations and liabilities which Lexford, LPI or any of their respective affiliates owes, or may owe, to Hoover in respect of the Employment Agreement or any other agreements, documents, instruments or arrangements (whether written or verbal) existing between Hoover and any of them. Such obligations satisfied hereby include, by way of example and not by way of limitation: (i) Lexford's prior obligations under the Employment Agreement to furnish Hoover with any health and dental insurance, life insurance, disability insurance, retirement or other employee benefits of any kind, nature or description, it being understood and agreed that upon the execution and delivery of this Agreement all such obligations shall cease immediately and be of no further force and effect; provided, however, that nothing herein shall impact statutory obligations imposed by the Comprehensive Omnibus Budget Reconciliation Act; and (ii) the obligations of Lexford Trust and LPI (as successor by merger to Rexflor Acquisition Corporation), if any, remaining under that certain Merger Agreement dated August 1, 1996, by and among Lexford Trust, Rexflor Acquisition Corporation, LPI and LPI's former shareholders, including Hoover (the "Merger Agreement").

(b) Ownership, possession and use of that certain desktop computer terminal which Hoover has used during her employment with Lexford.

(c) Payment of attorneys' fees and disbursements incurred by Hoover, as well as Peggy Crow Smith, in the negotiation, preparation, review and execution of this Agreement, as well as that certain Severance Agreement and General Release of even date herewith between Lexford Trust and Peggy Crow Smith, in an aggregate amount not to exceed $2,500. Lexford's obligations under this Paragraph 2(c) will be satisfied by direct payment of such attorneys' fees and disbursements in an aggregate amount not to exceed $2,500 to the law firm of Michener, Larimore et. al., of Fort Worth, Texas.

(d) Any vested benefits, pursuant to the provisions of the Company's 401(k) Savings Plan.

3.       Return of Equipment.

         As provided in Paragraph 2(b) above, Hoover may keep the desktop personal computer terminal she used during her employment with Lexford; however, she must return all other equipment owned by Lexford, including, but not limited to, dictation equipment, and will remove such retained computer terminal as well as all personal effects from the office space she has occupied at Lexford's offices in San Antonio, Texas.




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4.      Release by Employee.

         (a) Hoover, for herself and her dependents, successors, assigns, heirs, representatives, attorneys, executors and administrators (and her and their legal representatives of every kind), hereby completely and irrevocably discharges and releases Lexford and LPI, their respective officers, trustees, directors, employees, agents, shareholders, affiliates, subsidiaries, related entities, successors and assigns from any and all claims, demands, actions, causes of action and/or liability whatsoever involving any matter arising out of or in any way related, directly or indirectly, to (i) Hoover's employment with Lexford and LPI, including any positions with subsidiary or affiliate entities, compensation therefor, or the termination thereof, including, but not limited to, any claim for employment discrimination in violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., Ohio Revised Code Section 4112, Ohio Revised Code Section 4101 and any other federal, state or municipal fair employment practice or discrimination laws, statutes or ordinances, (ii) the Merger Agreement; and (iii) any and all other matters, rights, claims, actions, suits, liens, debts, dues, damages or demands of every kind, whether or not referred to in this Agreement, arising, occurring, accruing or in existence on, or prior to, the date hereof. Hoover agrees that she will not seek reinstatement or reemployment with Lexford or any affiliate thereof at any time in the future.

         (b) Hoover further agrees and acknowledges that she (i) has been advised by Lexford to consult with legal counsel prior to executing this Agreement and the release provided for in this Paragraph 4; (ii) has had an opportunity to consult with and has been advised by legal counsel of her choice; (iii) fully understands the terms of this Agreement; and (iv) enters into this Agreement freely and voluntarily and intending to be bound.

5.       Release by Lexford.

         Except as provided in the immediately succeeding sentence Lexford Trust, on behalf of itself and its affiliated, related and subsidiary entities, successors and assigns (herein the "Lexford Releasors"), hereby completely and irrevocably releases and forever discharges Hoover, her successors, assigns, heirs, representatives, attorneys, executors and administrators from any and all claims, demands, damages, actions and/or causes of action of any kind and every description, which the Lexford Releasors now have or may have had for, upon, or by reasons of any cause whatsoever, against Hoover. This release shall not, however, apply to the obligations of Hoover, arising under or evidenced by this Agreement or under Paragraph 8 of the Employment Agreement.



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6.      Continued Availability and Cooperation.

        (a) Hoover shall cooperate fully with Lexford and with Lexford's counsel in connection with any future actual or threatened litigation or administrative proceeding involving Lexford, its affiliated, related or subsidiary entities, its officers, directors, shareholders, employees, agents and representatives, and its successors or assigns that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Hoover's employment by Lexford and LPI (or any of its predecessors-in-interest).

        (b) Hoover shall be reimbursed by Lexford for reasonable travel, lodging, telephone and similar expenses incurred in connection with any such cooperation required under Paragraph 6(a) above, which Lexford shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any third party with whom Hoover has a business relationship that provides remuneration to Hoover. Hoover shall not unreasonably withhold her availability for such cooperation.

        (c) To the extent that Hoover executes and delivers this Agreement on, or before, December 31, 1998, Hoover will continue to perform such duties as are incidental to her continued employment in accordance with the terms of the Employment Agreement through the close of business on December 31, 1998 (subject to her use of earned "paid time off" pursuant to Lexford Trust's "PTO" program). Such duties will include, by way of illustration and not by way of limitation, Hoover's cooperation with LPI and LPI's efforts to terminate the leasehold for its San Antonio office space at the lowest obtainable termination costs.

7.      Successors and Binding Agreement.

        (a) This Agreement shall be binding upon and inure to the benefit of Lexford and any successor of or to Lexford, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of Lexford whether by purchase, merger, consolidation, reorganization or otherwise be assignable or delegable by Lexford.

        (b) This Agreement shall inure to the benefit of and be enforceable by Hoover, her personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

        (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Paragraphs 7(a) and 7(b) of this Agreement.




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         (d)      This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in Paragraph 7(a) of this Agreement, no third party shall have any rights hereunder.

8.       Confidentiality and Statements to Third Parties.

         (a) Except as otherwise required by law and except to the extent, and only to the extent, that Lexford has, publicly disclosed, or will publicly disclose the terms of this Agreement due to its status as a reporting company under the Securities Exchange Act of 1934 and Hoover's prior affiliate status, Hoover will not disclose the terms of this Agreement to anyone other than members of her immediate family, her accountants, or her legal advisors, as necessary, and Hoover will require that they and their agents take all reasonable steps to maintain the confidentiality hereof, except as otherwise required by law, and Lexford will further disclose the terms of this Agreement only to those persons (including employees of Lexford) with a genuine business interest in learning such information.

         (b) Neither Hoover nor Lexford shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting adversely on the character or business reputation of the other, but this provision shall not limit the ability or responsibility of either party to respond to the best of its knowledge to administrative or regulatory inquiries or to testify to the best of its knowledge in legal proceedings.

         (c) Hoover agrees not to disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, Lexford or any of Lexford's subsidiaries, affiliates or related entities, customer lists, product research, pricing information, Lexford's trade secrets or any other information that would provide Lexford's competitors with information about Lexford's methods, goals, or customers, it being acknowledged by Hoover that all such information regarding Lexford's business and Lexford's subsidiaries, affiliates and related entities compiled or obtained by, or furnished to, Hoover while Hoover was employed by or associated with Lexford is confidential information and Lexford's exclusive property.

9.       Notices.

         For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed (a) to Lexford (to the attention of its General Counsel) at its principal executive offices located at The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215, and (b) to Hoover at her principal residence, or to such other address as either



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party may have furnished to the other in writing and in accordance herewith.
Notices of change of address shall be effective only upon receipt.

10.      Governing Law.

         The validity, interpretation, construction and performance of this Agreement (and every other issue arising hereunder) shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

11.      Miscellaneous.

         Lexford and Hoover hereby acknowledge and understand that:

         (a) Each has been afforded the opportunity to review and consider the terms of this Agreement for a period of forty-five (45) days and any waiver of such opportunity has been effected knowingly and voluntarily with the benefit of legal counsel;

         (b) Each has availed herself or itself of the opportunity to receive counsel regarding their respective rights, obligations and liabilities;

         (c) Nothing in this Agreement is or shall be construed as an admission by Lexford of any breach of any agreement or any intentional or unintentional wrongdoing of any nature;

         (d) Neither Hoover nor Lexford have made any representations concerning the terms or effects of this Agreement other than those contained in this Agreement and this Agreement may not be modified or terminated orally;

         (e) The terms of this Agreement are not effective or enforceable until seven (7) days after its execution, during which period Hoover may revoke this Agreement;

         (f) The benefits provided Hoover herein are in excess of the benefits as to which she would otherwise be entitled;

         (g) The death or disability of Hoover following the execution of this Agreement shall not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Hoover and Lexford. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been




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                  made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever; and

         (h) Except as provided for in this Agreement, all compensation and other payments due Hoover as a result of her employment with Lexford have been paid in full and Hoover is not entitled to any additional salary, bonus or other payments whatsoever.

         (i) Hoover hereby represents and warrants to Lexford that she is an unmarried individual.

12.      Entire Agreement.

         This Agreement (together with the other documents and supporting information delivered simultaneously herewith) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supercede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

13.      Validity.

         The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

14.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

15.      Captions and Sections Headings.

         Captions and section headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

16.      Further Assurances.

         Each party hereto shall execute such additional documents and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of the Agreement.




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         IN WITNESS WHEREOF, the undersigned parties have hereunto executed this
Severance Agreement and Mutual Release as of the day and date first above written.


WITNESSES:                                  LEXFORD RESIDENTIAL TRUST

/s/ Cynthia A. Wolfe                        By: /s/ Bradley A. Van Auken
-------------------------                      ---------------------------
                                                Bradley A. Van Auken
/s/ Christine Gallion                           Senior Vice President
-------------------------

/s/ Susan D. Krumlauf                           /s/ Annette Hoover
-------------------------                      ---------------------------
                                                ANNETTE HOOVER






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STATE OF OHIO              )
                           )       SS:
COUNTY OF FRANKLIN         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Bradley A. Van Auken, known to me to be the Senior Vice President of Lexford Residential Trust; he did acknowledge that he executed the foregoing Agreement of said Maryland real estate investment trust and that the same was his free act and deed and the free act and deed of said Maryland real estate investment trust.


                                            /s/ Mark D. Thompson
                                            ----------------------------
                                            Notary Public


STATE OF TEXAS             )
                           )       SS:
COUNTY OF BEXAR            )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Annette Hoover, and she did acknowledge that she executed the foregoing Agreement and that the same was her free act and deed.


                                            /s/ Allison Hockersmith
                                            ----------------------------
                                            Notary Public




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